                                REWARDING RESULTS





        AN OVERVIEW OF YOUR PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN















                           THE LEADERSHIP RESULTS PLAN

LEADING THE WAY


--------------------------------------------------------------------------------
As a leader, you are part of an essential group of people whose individual performance is critical to the success and continued growth of UnitedHealth Group and its businesses. One way we recognize the contributions of our key people is through our incentive compensation plan, referred to as the Leadership Results Plan.

The Leadership Results Plan supports our organizational structure by linking incentive awards to each business segment's or corporate unit's performance and to individual performance. This plan also supports our overall incentive program framework for all employees--REWARDING RESULTs--which offers a competitive approach to total compensation and the potential for significant incentive pools. And, our incentive program reflects our values and how we operate as a business--right in line with our commitment to integrity, the Code of Conduct and overall compliance.

The financial performance of each business segment and corporate unit is the key driver in determining incentive program funding. In addition, our incentive plans encourage us to focus on important non-financial measures (e.g., strategic, quality, and human capital initiatives)--in other words, focusing on how we get the job done as well as, and as part of the end result.

We will continue to face challenges within our businesses as competition builds. I am confident, however, that we have the right talent, services and most importantly, the right leadership in place to move us forward. Your leadership clearly impacts how we create value for our stakeholders and our customers. As a result, it impacts your total compensation.

This brochure describes the Leadership Results Plan in more detail. You'll find information about your business segment or Corporate and Enterprise Services' unit in the back pocket of this material. Your support of REWARDING RESULTS is important--and critical to driving our performance--so I encourage you to review this information carefully.

I look forward to your continued strong leadership and commitment to UnitedHealth Group and its businesses. Together, we can achieve great success.

Sincerely,





William W. McGuire, MD
President, Chairman, and Chief Executive Officer

A Message From Steve Hemsley


Our new incentive program--REWARDING RESULTS--has been designed to align with our business segment operating model, focusing on exceptional performance within clearly defined, high profile markets. Through the REWARDING RESULTS program, you have an opportunity to earn significant incentive compensation. This brochure outlines the specifics of the Leadership Results Plan and your individual incentive opportunities.

We have great challenges facing us for 1999--financially and operationally--from quality initiatives to customer service, human capital advances, regulatory compliance goals and more.

Our approach to incentive compensation has evolved to directly connect our performance and make our operating leadership more directly accountable for specific results. Under the 1999 Leadership Results Plan, we pay significant incentive compensation to you based on your achievement of performance commitments.

For Corporate and Enterprise Services, the Leadership Results Plan focuses your efforts on overall company earnings performance; that is, earnings per share as well as certain strategic, non-financial performance measures.

For 1999, I propose a single non-financial goal--to reshape UnitedHealth Group Corporate and Enterprise Services into a stronger, more strategic and active ally, and a more effective controlling business model. This would include engaging every member of the UnitedHealth Group Corporate and Enterprise Services organization to act with greater speed and urgency and to set the standard for cost-effectiveness in our business affairs with all our business segments. We should strive to sharply reduce our overall numbers and cost structure. The leadership of UnitedHealth Group Corporate and Enterprise Services is committed to this agenda.

As we look to the future, our key challenges will be to better serve our customers, grow and expand our markets, optimize our resources, and manage our costs tightly.

We maintain our commitment to building a company that is more diverse, more focused, and the best performing enterprise within the broad markets of health and well-being. You are key to making our commitment a reality.

The Leadership Results Plan is a powerful element of your total compensation--one that helps you reach your potential and helps drive our business forward.

Sincerely,




Stephen J. Hemsley
Chief Operating Officer, UnitedHealth Group

THE LEADERSHIP RESULTS PLAN:
HOW RESULTS BECOME REWARDS


--------------------------------------------------------------------------------
Our Leadership Results Plan is driven by the performance--both financial and non-financial--of each business segment and Corporate and Enterprise
Services' unit as well as the contribution of each leader. Generally, if you are in salary grade 29 or above, you are eligible for the Leadership Results Plan.

HOW IT WORKS

Each business segment and Corporate and Enterprise Services' unit has a pool of incentive dollars based on eligible employees' base earnings, targets and financial performance.

- Your individual range of opportunity for an incentive award is based on your salary, grade level, overall level of responsibility within the organization and the market. This range is expressed as a percentage of your base earnings.

-    Your actual incentive award is based on your individual performance.

INCENTIVE POOLS

Incentive pools for 1999 will be closely aligned with the internal operating income results of the business segments to reflect the operational alignment of the organization. Corporate and Enterprise Services' units will be aligned with company-wide performance, including Corporate earnings per share.

HOW INCENTIVE POOLS AND AWARDS ARE DETERMINED

Here are the performance measures that are used to determine incentive pools and incentive awards:

- Your business segment's or Corporate and Enterprise Services' performance;

- Overall UnitedHealth Group performance, including Corporate earnings per share (for individuals in the executive career band only); and

- Your individual performance as compared to the goals and objectives established during the internal business planning process.

This blend of performance measurements helps ensure that UnitedHealth Group and its businesses are working together toward common goals and allows us the greatest opportunities for success.

Keep in mind, our internal targeted goals and measures always exceed the externally anticipated results held by the investment community.

BUSINESS SEGMENT AND CORPORATE AND ENTERPRISE SERVICES' PERFORMANCE

Funding for the Leadership Results Plan is based on the performance of your business segment or Corporate and Enterprise Services' unit as follows:

- The financial measure for business segments is internal operating income, or IOI (as defined on page 4);

- The financial measure for Corporate and Enterprise Services is company-wide performance, including Corporate earnings per share;

- If we achieve operating income (earnings per share for Corporate and Enterprise Services) between 125% and 200% of payout target goal (high performance hurdle), potential exists for accelerated funding of the incentive pool at the discretion of the Office of the Chairman and the Board of Directors; and

- Non-financial performance is measured by how well your business segment or Corporate and Enterprise Services' unit achieves key strategic and quality initiatives specific to your business (such as revenue GROWTH, customer service, quality, compliance and human capital). The funding for incentive awards (as determined by financial measures) can be enhanced or decreased up to 20% based on accomplishment of non-financial strategic initiatives.

The strategic and financial initiatives for your business segment or Corporate and Enterprise Services' unit are determined jointly by senior leaders and the Office of the Chairman.

TIMING OF INCENTIVE AWARDS

Incentive awards generally are paid during the first quarter following the close of the Corporate and Enterprise Services' and business segment books for the fiscal year.

INDIVIDUAL PERFORMANCE

Your individual performance and accomplishment of individual goals and objectives are also considered in determining the actual amount of your incentive award.

UNITEDHEALTH GROUP PERFORMANCE

If you are a business segment executive career band member, a portion of your incentive award (20% to 30%) is based on company-wide performance, including Corporate earnings per share, as determined by the Office of the Chairman.

THE INCENTIVE OPPORTUNITY: SOME EXAMPLES

Incentive awards are an important part of your total compensation package. Each participant has a target and a range of opportunity (expressed in percentages) for receiving an incentive award. This range is determined by your grade, salary, overall level of responsibility within the organization and market competitiveness.

These diagrams provide examples of how the Leadership Results Plan for a business segment might be funded based on your segment's internal operating income results. For this example, let's assume an IOI of $200 million. Corporate and Enterprise Services will use company-wide performance including Corporate earnings per share, and will operate similar to the IOI diagrams illustrated below.

INTERNAL OPERATING INCOME THROUGH 125% PERFORMANCE


                                   [GRAPH]


INTERNAL OPERATING INCOME BEYOND THE 125% PERFORMANCE HURDLE


                                   [GRAPH]

(SIDE-BAR THAT GOES WITH PREVIOUS PAGE)

MORE ABOUT INTERNAL OPERATING INCOME

Each business segment will be held accountable for achieving (and exceeding) internal operating income (IOI) goals. The year-end IOI results will be a significant measure for establishing incentive levels under the REWARDING RESULTS program.

IOI includes revenues, directly incurred expenditures, negotiated charges from other operating segments for services received (e.g., claims processing support and IT usage) and amortization and depreciation related to the segment's capital investments.

IOI excludes investment income, interest expense and Corporate allocations. However, IOI is a migratory concept and as our financial accounting segmentation processes progress, it is likely that certain, if not all, of these items will eventually be moved within the business segment accountability calculation in future years. This means that how we define IOI may change over time.

Listed below are three examples of how incentive funding will be established. For the following examples, please refer to charts one and two from the previous page.

EXAMPLE 1: BUSINESS SEGMENT PERFORMS AT FINANCIAL PLAN AND DOES FAIRLY WELL ON NON-FINANCIAL GOALS:

EXAMPLE CRITERIA                                                     FUNDING OF INCENTIVE POOL
------------------------------------------------------- -----------------------------------------------------

Financial plan: IOI of $200 million                                             N/A
------------------------------------------------------- -----------------------------------------------------

Year-end actual: IOI of $200 million                                            100%
------------------------------------------------------- -----------------------------------------------------

Non-financial results: +/- up to 20%                                            10%
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

TOTAL INCENTIVE PLAN FUNDING                                                    110%

EXAMPLE 2: BUSINESS SEGMENT PERFORMS BEYOND THE HIGH PERFORMANCE HURDLE OF 125% OF PAYOUT TARGET GOAL AND ACHIEVES EXCELLENCE IN NON-FINANCIAL AREA:*

EXAMPLE CRITERIA                                                     FUNDING OF INCENTIVE POOL
------------------------------------------------------- -----------------------------------------------------

Financial plan: IOI of $200 million                                             N/A
------------------------------------------------------- -----------------------------------------------------

Year-end actual: IOI of $226 million (refer to chart
depicting IOI beyond the 125% performance hurdle)                               150%
------------------------------------------------------- -----------------------------------------------------

Non-financial results: +/- up to 20%                                            20%
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

TOTAL INCENTIVE PLAN FUNDING                                                    170%

EXAMPLE 3: BUSINESS SEGMENT PERFORMS AT LESS THAN FINANCIAL PLAN AND FAILS TO MEET THE NON-FINANCIAL GOALS:

EXAMPLE CRITERIA                                                     FUNDING OF INCENTIVE POOL
------------------------------------------------------- -----------------------------------------------------

Financial plan: IOI of $200 million                                             N/A
------------------------------------------------------- -----------------------------------------------------

Year-end actual: IOI of $192.5 million                                          80%
------------------------------------------------------- -----------------------------------------------------

Non-financial results: +/- up to 20%                                            -15%
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

TOTAL INCENTIVE PLAN FUNDING                                                    65%

* Any accelerated funding of the incentive pool is at the discretion of the Office of the Chairman and the Board of Directors.

LEADERSHIP RESULTS PLAN GUIDELINES


--------------------------------------------------------------------------------
Following are specific guidelines for the Leadership Results Plan.

ELIGIBILITY

Generally, regular employees grade 29 and above are eligible for the Leadership Results Plan. At this level, positions are directly accountable for achieving key Corporate and Enterprise Services' or business segment results, generally manage staff, and determine and manage financial resources and budgets. Certain positions are not eligible for the Leadership Results Plan due to participation in other incentive plans, even if they meet the eligibility criteria.

PAYMENTS

Payment of year-end incentive awards is typically separate from the normal payroll cycle, and payments are made on a separate check. All payments will be taxed at the current flat supplemental federal rate of 28% plus applicable state, local and Social Security taxes. Incentive checks or pay advices (if you're enrolled in direct deposit) are mailed directly to your home address. Year-end incentive awards are generally paid in March following the plan year.

NEW HIRES AND PROMOTIONS

- New hires are eligible for the plan for the current year, depending upon their date of hire. New hires and promotions to salary grade 29 or above IN THE FOURTH QUARTER of a plan year are eligible for the Leadership Results Plan in the following year but are not eligible to participate in the plan for the current year. However, employees who were eligible for the Performance Results Plan or Business Results Plan prior to their promotion in the fourth quarter are eligible for a year-end award under these plans. This award will be considered by the management staff in the division in which you are employed as of December 31 of the plan year.

- If you are promoted to salary grade 29 or above during the year BEFORE THE FOURTH QUARTER, you will be eligible for the Leadership Results Plan at that time. The incentive funding will be based on a 5% target for the time you participated in the Performance Results Plan or Business Results Plan and your new target under the Leadership Results Plan for the remainder of the year. If you participated in a Sales Incentive Plan prior to your promotion, the incentive funding will be based solely on your Leadership Results Plan target from the date of promotion forward.

- Participants eligible for a full- or partial-year Leadership Results Plan incentive award are not eligible for an award under the Performance Results Plan or Business Results Plan.

- If you have multiple targets during the year, the incentive funding would be based on a combination of both your existing and new incentive targets. The targets are weighted according to the time you held each position.

LEAVES OF ABSENCE

- If you are on a leave of absence during the performance measurement period, any pay received during the leave (e.g., short-term disability) will not be included in your eligible base earnings for purposes of funding the incentive pool.

- If you are on a leave of absence and are scheduled to receive an incentive award, you will receive that award upon your return to work. EMPLOYEES WHO DO NOT RETURN TO WORK FROM LEAVE ARE NOT ELIGIBLE TO RECEIVE AN INCENTIVE AWARD.

HOW INCENTIVE AWARDS AFFECT BENEFIT PLAN CONTRIBUTIONS

Leadership Results Plan incentive awards are considered compensation under the Employee Stock Ownership Plan and 401(k) Savings Plan unless you are eligible for the Executive Savings Plans (ESP). Employees eligible for the ESP make deferrals on any incentive payments to the ESP rather than the 401(k) Savings Plan. Incentive payments are included in benefits compensation for employees enrolled in the health and well-being benefit plans.

However, incentive awards are not eligible as contributions to the Employee Stock Purchase Plan.

TRANSFERS

If a participant transfers during the year from a position that is eligible for the Leadership Results Plan to a non-eligible position (e.g., sales), he or she will not be eligible for a partial Leadership Results Plan incentive award. EMPLOYEES MUST BE CLASSIFIED AS ELIGIBLE AT YEAR-END TO RECEIVE A LEADERSHIP RESULTS PLAN AWARD.

TEMPORARY STATUS

If a participant is reclassified to temporary status, he or she is eligible for an incentive award under the Leadership Results Plan award in the current year if the reclassification occurs AFTER year-end.

REHIRES

- Incentive funding for rehired employees will be based on eligible base earnings from the employee's date of rehire. Earnings from service prior to their rehire date will not be considered. This does not apply to rehired employees who were previously laid off during the plan year.

- If you are rehired during the fourth quarter, you are not eligible to participate in the Leadership Results Plan. This does not apply to rehired employees who were previously laid off during the plan year.

TERMINATION AND DISCIPLINARY ACTION

To be eligible for an incentive award, you must be an active employee at the time such payments are made. Employees who terminate employment prior to the date incentive awards are paid out are not eligible for any awards. Employees who have been on formal written disciplinary action anytime during the performance year, including time of payout, are not generally eligible for payment.

TO SUM IT UP


--------------------------------------------------------------------------------
As a leader within your business segment or Corporate and Enterprise
Services, you directly influence business performance in a variety of ways--both through your own actions and decisions and through leadership you provide to others.

REWARDING RESULTS illustrates our strong commitment to rewarding your high performance. The Leadership Results Plan supports our organizational structure by giving business segments control over setting targets, funding and distributing incentive payments. And the plan offers you the opportunity to earn incentive pay in addition to competitive base salary.

If you have questions after reading this material, contact your senior business leader, your manager, or your Human Resources Generalist.



THERE IS NO GUARANTEE THAT ANY INCENTIVE PLAN PAYOUTS WILL BE MADE. UNITED HEALTHCARE CORPORATION ("UNITEDHEALTH GROUP") HAS THE EXCLUSIVE AND BINDING DISCRETION TO AMEND, TERMINATE OR INTERPRET THE TERMS OR CONDITIONS OF THE INCENTIVE PLANS AT ANY TIME AND WITHOUT NOTICE. CHANGES OR EXCEPTIONS TO THIS PLAN MUST BE MADE IN WRITING BY THE SENIOR VICE PRESIDENT OF HUMAN RESOURCES OR THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. UNITEDHEALTH GROUP ALSO HAS THE DISCRETION TO UNILATERALLY MAKE BOTH LEGAL AND FACTUAL DETERMINATIONS REGARDING THE PLAN. THE INCENTIVE PLANS ARE NOT AND SHALL NOT BE DEEMED TO BE AN ENFORCEABLE CONTRACT OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT.

                                                                            6/99


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